As filed with the Securities and Exchange Commission on January 11, 2012
Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

L3 Corp.
(Exact name of Registrant as specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

8000
(Primary Standard Industrial Classification Code Number)

300693512
(I.R.S. Employer Identification Number)

538 W. 21st Street
Suite # 80308
Houston, TX 77008-3642
Telephone: 855-763-2210
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Vcorp Services, LLC
25 Robert Pitt Drive, Suite 204
Monsey, New York 10952
Toll Free: 1.888.528-2677 ext. 112
Tel. 845.425.0077
Fax 845.818.3588
 (Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copies of communications to:
Law Offices of Jonathan D. Strum
5638 Utah Avenue NW
Washington DC 20015
Ph: (202) 362-9027
Fax: (202) 362-9037
Email: jdstrum@jdstrumlaw.com

Approximate date of commencement of proposed sale to public: As soon as practicable after effectiveness of the registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐. No ☒.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $0.0001 per share	1,000,000	$0.20	$200,000	$23.22

TOTAL	1,000,000	$0.20	$200,000	$23.22

(1)	Estimated solely for purposes of calculating the amount of the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JANUARY 11, 2012

PROSPECTUS

L3 CORP.

1,000,000 SHARES OF COMMON STOCK

PRICE PER SHARE:   $0.20
TOTAL OFFERING: $200,000

The name of our company is L3 Corp. and we were incorporated in the State of Delaware on July 5, 2011.  This is our initial public offering.  Our securities are not listed on any national securities exchange or the Nasdaq Stock Market.  We are offering a total of 1,000,000 shares of our common stock, par value $0.0001 per share, in a direct public offering, on a best efforts basis by our officers and Directors without any involvement of underwriters or broker-dealers.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or quoted on the over-the-counter market. After the effective date of the Registration Statement relating to this Prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (FINRA) for our common stock to be eligible for quotation on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There is no assurance that a market maker will file an application for our stock to be eligible for quotation on the Over The Counter Bulletin Board, or that such an application, if filed, will be accepted. Even if an application by a market maker for our common stock to be eligible for quotation on the Over The Counter Bulletin Board is filed and accepted, a market for our common stock may not develop or be sustained.

The offering by us is a best efforts offering by our Directors that will not utilize broker-dealers.  The shares being offered by us are being offered through our Directors pursuant to an exemption as a broker/dealer under Rule 3a 4-1 of the Securities Exchange Act of 1934.   We are offering the shares from time to time on a continuous basis, for up to 90 days from the date that this Registration Statement becomes effective, but we may terminate the offering at any time. We may not extend the offering. There is no minimum number of shares that we must sell.

The purchase of the securities offered through this prospectus involves a high degree of risk. See “Risk Factors” beginning on page 3.

	Offering Price Per Share	Offering Expenses(1)	Proceeds to Our Company (assuming that all shares offered are sold)
Per share	$0.20	$0.0125	$0.1875
Total	$200,000	$25,000	$175,000

(1)
These are no underwriting discounts or commissions be paid in connection with this offering. Our Directors will not receive any compensation for their role in offering or selling the shares in the offering.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY US WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT SELL THE SECURITIES BEING SOLD BY US UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE DATE OF THIS PROSPECTUS IS __________ ____, 2012.

- i -

You should rely only on the information contained in this Prospectus and in any Prospectus Supplement we may file after the date of this Prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our securities.

Until ______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

- ii -

PROSPECTUS SUMMARY

As used in this prospectus, references to “L3 Corp.”, the “Company,” ”we” “our” or “us” refer to L3 Corp., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

L3 Corp. was incorporated under the laws of the State of Delaware on July 5, 2011

We are engaged in one line of business.

Our current business involves developing and marketing a fitness apparatus by selling such apparatus on the internet, direct to private trainers, gyms and health spas and educating private instructors of the uses of our fitness apparatus.   Our business model includes:

•
 A Fitness Apparatus. We have created  a fitness product to be called “L-3”.  “L-3 is a level three stretching apparatus”.  The L-3 fitness apparatus allows the user multiple stretching positions. It will be made from a multifunctional square with a wood finish on the outside and a metal pole in the inside – providing for extra strength.  The Company has produced ten (10) prototypes of the L-3 stretching apparatus.

•	Create a online infomercial that will be put on youtube.com

•	Create an e-commerce web site.

•	Our Directors will commence the sales process by reaching out to private trainers, owners of gyms and health spas and health equipment distributors.

•	Future development of add-ons for the L-3, such as a kick-boxing kit.

We currently have no employees. While Messrs. Noam Katzav and David Zohar are officers, Directors and founders of the Company. They are not currently being paid and are not employees of the Company.

Our mailing address is 538 W. 21st Street, Suite # 80308, Houston, TX 77008-3642. Our telephone number is 1-855-763-2210. We have reserved a web address: www.L3corp1.com, but we do not currently have an operating web site.

The Offering

Securities offered:	1,000,000 shares of common stock, par value $0.0001
Offering price:	$0.20 per share
Shares outstanding prior to offering:	1,430,000 shares of common stock
Shares outstanding after offering:	2,430,000 shares of common stock (assuming all shares offered by us are sold)
Market for the common shares:
There is no market for our securities. Our common stock is not traded on any exchange or quoted on the over-the-counter market. After the effective date of the Registration Statement relating to this Prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (FINRA) for our common stock to be eligible for quotation on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. Even if an application by a market maker for our common stock to be eligible for quotation on the Over The Counter Bulletin Board is filed and accepted, a market for our common stock may not develop or be sustained. Therefore, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We intend to use the net proceeds of the shares offered by us for general corporate purposes and working capital. See “Use of Proceeds” for additional information.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

1.  We may never be able to effectuate our business plan or achieve profitability. Therefore, at this stage of our business, potential investors have a high probability of losing their entire investment.

We were established on July 5, 2011, and have very little operating history. We are subject to all of the risks inherent in the establishment of a new business enterprise. We have had no revenue to date. Our operations to date have been principally focused on organizational, start-up, fund raising activities, initial design of the web site, the design and preparation of a  pictorial manual depicting the several examples of  stretching exercises using the L-3 apparatus and the design and production of ten  prototypes of the L-3 stretching apparatus unit. We are a highly speculative venture involving significant financial risk. It is uncertain as to when we will become profitable, if ever.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. We may not be able to successfully effectuate our lines of business. There can be no assurance that we will ever achieve any significant revenues or any profitability. The revenue and income potential of our proposed business and operations is unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business.

2.  We expect losses in the future because we have little revenue.  Our revenues come sporadically rather than in a smooth stream.

We expect losses over the next twelve months because we do not yet have sufficient revenues to offset the expenses associated with the initial costs of marketing our products and developing our e-commerce web site. We cannot guarantee that we will ever be successful in generating revenues in the future. While we have no fixed costs, the revenues we generate from selling and marketing our products are not likely to be a steady stream. Instead they are likely to be sporadic and irregular. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3.  If our business strategy is not successful, we may not be able to continue operations and our stockholders may lose their entire investment in us.

As discussed in the Notes to Financial Statements included in this Registration Statement, as of October 31, 2011 we had no revenue, and have incurred accumulated losses of approximately $29 for the period from July 5, 2011 (inception) to October 31, 2011. Our business strategy may not be successful in addressing these issues. If we cannot continue operations, our stockholders may lose their entire investment in us.

4. Since our officers can work or consult for other companies, their activities could slow down our operations.

Our officers are also members of our board of Directors, and they are not required to work exclusively for us. They do not devote all of their time to our operations. While Messrs. Noam Katzav and David Zohar are officers of the Company, who work for us on a part-time basis, and are not employees of the Company. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment for other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that our Directors will devote between three and five hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required for our initial marketing efforts.

5.  We are heavily dependent upon our officers and Directors. The loss of either Mr. Katsav or Mr. Zohar, upon whose knowledge, leadership and technical expertise we rely, would harm our ability to execute our business plan.

We are dependent on the continued contributions of Noam Katzav our President, Chief Executive Officer, Treasurer and Director, and of David Zohar our Secretary and Director, whose knowledge and leadership would be difficult to replace. If we were to lose either of their services, or if either of them is not available to us when we need them, our ability to execute our business plan would be harmed and we may be forced to cease operations until such time as we could hire a suitable replacement.

6.  We do not own or operate any manufacturing facilities and are, therefore, dependent on third parties for the manufacture of our products.

We do not own or operate any manufacturing facilities and are, therefore, dependent on third parties for the manufacture of our products (L3 or other products). We will rely on contract manufacturers to produce our products. These contract manufacturers may also produce products for some of our competitors. If any of our contract manufacturers were unable or unwilling to produce and ship our products in a timely manner or to produce sufficient quantities to support our growth, if any, we would have to identify and qualify new contract manufacturers. There can be no assurance that we would be able to identify and qualify new contract manufacturers in a timely manner or that such manufacturers would allocate sufficient capacity to us in order to meet our requirements, which could adversely affect our ability to make timely deliveries of our products. In addition, there can be no assurance that the capacity of the contract manufacturers will be sufficient to fulfill our orders, and any supply shortfall could materially and adversely affect our business, results of operations, and financial condition.

7.  If we are unable to obtain funding, our business operations will be harmed.

In order to develop and manufacture our products, to market our products and to operate an online marketing platform we need to obtain additional funding. Additionally, to the extent that we seek to expand in the future, the inability to raise the required capital will restrict our ability to expand, and may impair our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans, which could cause the Company to become dormant, or to be unable to start or expand the product line and sales and marketing of the product. Currently, we do not have any arrangements or agreements to raise additional capital.

To date, we have raised $14,300 from our Directors. We will still need an additional gross amount of approximately $80,000 in order to operate our fitness product business for the first year, which we hope to raise in this Offering. We need to obtain additional funding from any or all of operations from proceeds of future equity issuances, loans from our Directors (who are under no obligation to, and have not undertaken to provide loans), or if available, loans from commercial banks, but we do not know whether we will be able to obtain that funding. Such additional funding may result in your proportionate share in the Company being diluted.

Additionally, while we hope to fund our operations from cash flow after the first year, there can be no assurance that this will be possible. Moreover, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations that are sufficient to sustain us. Accordingly, our failure to generate sufficient revenues or to generate adequate capital could result in the failure of our business and the loss of your entire investment.

Our Directors may loan the company money from time to time on terms that are customary for Directors and Officers lending money to their companies. Our Directors have not committed to do so.

8.  Because we do not have an audit or compensation committee, shareholders will have to rely on our Directors, who are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent Directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our two Directors, who are also our sole officers. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.

Under the Sarbanes Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission, or SEC, we will be required to implement additional corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these obligations requires significant management time, places significant additional demands on our finance and accounting staff (which, as noted, currently consists of our two officers and Directors), and on our financial, accounting and information systems, and increases our insurance, legal and financial compliance costs.

9. Our failure or inability to protect our intellectual property rights could diminish the value of our brand and weaken our competitive position.

We currently rely on a combination of copyright, trade dress and unfair competition laws, as well as confidentiality procedures and licensing arrangements, to establish and protect our intellectual property rights. We cannot assure you that the steps taken by us to protect our intellectual property rights will be adequate to prevent infringement of such rights by others, including imitation of our products and misappropriation of our brand. If we fail to protect and maintain our intellectual property rights, the value of our brand could be diminished and our competitive position may suffer.

10. Our proprietary rights could potentially conflict with the rights of others and we may be prevented from selling some of our products.

Our success depends in part on our ability to successfully sell our L-3 stretching apparatus into the professional fitness world.  Based on our President’s initial contacts with private trainer colleagues regarding the usefulness of the L-3 stretching apparatus, we believe that there is a need in the market for such a product  and that such a market does exist.  We believe that our proprietary rights in our name will have significant value and are important to identifying and differentiating our products from those of our competitors and creating and sustaining demand for our products. We cannot assure you that obstacles will not arise as we expand our product line and the geographic scope of our sales and marketing. Third parties may assert intellectual property claims against us, particularly as we expand our business and the number of products we offer. Our defense of any claim, regardless of its merit, could be expensive and time consuming and could divert management resources. Successful infringement claims against us could result in significant monetary liability or prevent us from selling some of our products. In addition, resolution of claims may require us to redesign our products, license rights from third parties or cease using those rights altogether. Any of these events could harm our business and cause our results of operations, liquidity and financial condition to suffer.

We currently own the exclusive right to use the domain name www.L3corp1.com relating to our brand. We may be unable to prevent third parties from acquiring and using domain names that infringe or otherwise decrease the value of our trademarks and other proprietary rights. Failure to protect our domain names could adversely affect our brand, and make it more difficult for users to find our website.

11. To successfully operate our business, we must receive timely delivery of merchandise from our vendors and suppliers.

To successfully operate our business, we must receive timely delivery of merchandise from our vendors and contract manufacturers. As we grow, some of these vendors may not have sufficient capital, resources or personnel to satisfy their commitments to us. Any significant delay in the delivery of products by vendors could have a material adverse effect on our business, results of operations, and financial condition.

In addition, the contract manufacturers will be contractually required to maintain the quality of the products we sell and to comply with applicable laws and regulations relating to the production of such products. There can be no assurance that our contract manufacturers will always produce products that are consistent with our standards. The failure of any contract manufacturer to produce products that conform to our standards could materially adversely affect our reputation and result in product recalls, product liability claims and severe economic loss.

RISKS RELATING TO OUR COMMON SHARES

12.  We may issue additional common shares in the future, which would reduce our current investors’ percentage of ownership and which may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 200,000,000 shares of common stock, of which 1,430,000 shares are issued and outstanding and 2,430,000 will be outstanding, assuming that this Offering is fully subscribed. The future issuance of additional shares of common stock which we are currently authorized to issue may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

13.  FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

14.  Our common shares will be subject to the “Penny Stock” Rules of the SEC and the trading market in our securities will be limited, which will make transactions in our stock cumbersome, which may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares thus causing a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

15.  There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the FINRA Over the Counter Bulletin Board after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such an application. If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

There is no assurance that a market maker will file an application for quotation of our stock, or that, if filed, such an application will be accepted. Even if an application by a market maker for quotation of our common stock on the Over The Counter Bulletin Board is filed and accepted, a market for our common stock may not develop or be sustained.

16.  The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

17.  The requirements of being a public company may strain our resources and distract our management.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accountants addressing these assessments. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

18.  Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

19.  Because our officers and Directors are located in non-U.S. jurisdictions, you may have limited effective recourse against the management for misconduct and may not be able to enforce judgment and civil liabilities against our officers, Directors, experts and agents.

Since our key Officers and Directors, Mr. Katzav and Mr. Zohar reside in Israel, any attempt to enforce liabilities upon such individual under the U.S. securities and bankruptcy laws may be difficult.

In accordance with the Israeli Law on Enforcement of Foreign Judgments, 5718-1958, and subject to certain time limitations (the application to enforce the judgment must be made within five years of the date of judgment or such other period as might be agreed between Israel and the United States), an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the State in which the court is located, competent to render the judgment;
•	the judgment may no longer be appealed;
•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and;

•	the judgment is executory in the State in which it was given.

An Israeli court will not declare a foreign judgment enforceable if:
•	the judgment was obtained by fraud;
•	there is a finding of lack of due process;
•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;
•	the judgment is in conflict with another judgment that was given in the same matter between the same parties and that is still valid; or
•	the time the action was instituted in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

In general, an obligation imposed by the judgment of a United States court is enforceable according to the rules relating to the enforceability of judgments in Israel, and a United States court is considered competent to render judgments according to the laws of private international law in Israel.

Furthermore, Israeli courts may not adjudicate a claim based on a violation of U.S. securities laws if the court determines that Israel is not the most appropriate forum in which to bring such a claim. Even if an Israeli court agrees to hear such a claim, it may determine that Israeli law, not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process.

Since our key Officers and Directors do not reside in the United States it may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons, and, as a result, it may be difficult or impossible for you to enforce judgments rendered against us or the Officers or Directors in United States courts. Thus, investing in us may pose a greater risk because should any situation arise in the future in which you have a cause of action against these persons or us, you may face potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons or us.

20.  If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our Common Stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our Common Stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our Common Stock may find it difficult to sell their shares.

21.  Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws to the extent they prohibit trading absent compliance with individual state laws.

There is no public market for our Common Stock, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of our Common Stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Common Stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our Common Stock. Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities. In these states, so long as the issuer obtains and maintains a listing in Mergent, Inc.’s or Standard and Poor’s Corporate Manual, secondary trading of common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona. Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming. Ten states provide for an exemption for non-issuer transactions in outstanding securities effected through a registered broker-dealer when the securities are subject to registration under Section 12 of the Securities Exchange Act of 1934 for at least 90 days (180 days in Alabama). These states are: Alabama, Colorado, District of Columbia, Illinois, Kansas, Missouri, New Jersey, New Mexico, Oklahoma, and Rhode Island. However, in other states, investors may not be able to purchase and sell our securities. Accordingly, investors should consider the secondary market for our securities to be a limited one.

22.  Delaware law and our charter may inhibit a takeover

Provisions of Delaware law, such as its business combination statute, may have the effect of delaying, deferring or preventing a change in control of our company, even if such transactions would have significant benefits to our stockholders. As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our Common Stock. We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which restricts certain business combinations with interested stockholders. The combination of these provisions effectively inhibits a non-negotiated merger or other business combination.

23.  Voting control of our common stock is possessed by Mr. Katzav and Mr. Zohar. This concentration of ownership could discourage or prevent a potential takeover of L3 Corp. that might otherwise result in your receiving a premium over the market price for your common stock.

The voting control of our common stock is possessed by Noam Katzav, our President, Chief Executive Officer, Treasurer and Director, who was issued 1,230,000 shares of our common stock for $12,300, and by David Zohar our Secretary and Director, who was issued 200,000 shares of our common stock for $2000. Holders of our common stock are entitled to one non-cumulative vote per share on all matters submitted to our stockholders. The result of this concentration of ownership and voting control is that Mr. Katzav and Mr. Zohar have the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of the Company that might otherwise result in your receiving a premium over the market price for your common stock.

24.  Our bylaws provide for indemnification of officers and Directors at our expense and limit their liability, which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or Directors.

Our bylaws and applicable Delaware law provide for the indemnification of our Directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our Directors, officers, employees, or agents, upon such person’s promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a Director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a Director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

25.  If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

All of the currently outstanding shares of our Common Stock are ‘‘restricted securities’’ within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted securities, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company’s outstanding Common Stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an ‘‘automated quotation system’’ and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, Director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of one year. None of our currently outstanding shares of Common Stock have been held for one year or more, and none of those shares is held by a non-affiliate. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 1,000,000 shares offered at a public offering price of $0.20 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $25,000 for legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

PERCENT OF NET PROCEEDS RECEIVED

	40%	60%	100%
Shares Sold	400,000	600,000	1,000,000
Gross Proceeds	$80,000	$120,000	$200,000
Less Offering Expenses	$(25,000)	$(25,000)	$(25,000)
Net Offering Proceeds	$55,000	$95,000	$175,000

The use of proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. We plan to use the proceeds to bring the L-3 stretching apparatus to market and fund our continued operations, in particular for marketing, travel, finalizing our web site and production of our infomercial as below. All amounts listed below are estimates.

Amount raised after Offering Costs	$55,000	$95,000	$175,000
Non-offering Legal and Accounting	$25,000	$25,000	$25,000
Travel	$10,000	$25,000	$25,000
Finalize Web Site Design/Development	$2,500	$5,000	$5,000
Produce Infomercial	$2,500	$12,500	$12,500
E-Commerce software	$2,500	$2,500	$2,500
Production of L-3s for sale	$1,000	$5,000	$20,000
Graphic Design	$2,500	$3,000	$3,000

Advertising/marketing	$2,500	$10,000	$25,000
Computer/Fax/ General and Administrative	$6,500	$7,000	$20,000
Additional (new) Product Design			37,000
Total Estimated Expenses	$55,000	$95,000	$175,000

Our offering expenses are comprised of legal and accounting expenses and printing costs. Our officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner set forth above. In the event that we do not raise the entire amount we seek to raise, and are unable to generate revenues to raise that amount, then we may cut back on some of the costs (such as advertising, travel and website design and development), or we may attempt to raise additional funds via private placements or sales of securities to or loans from our Directors in order to make up any shortfall. We do have any agreements in place with our Directors to provide loans to the company if needed. We do not intend to use the proceeds to finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this Registration Statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors, who will have little ability to influence these decisions.

DETERMINATION OF OFFERING PRICE

The Company will be offering the shares of common stock being covered by this prospectus at a price of $0.20 per share. The offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Since none of our securities are listed or quoted on any exchange or quotation system, the offering price of our common stock was unilaterally determined solely by our Board of Directors.

The facts we considered in determining that offering price were our financial condition and prospects; our limited operating history; the general condition of the securities market; and Management’s informal prediction of demand for securities such as the shares of common stock.

The offering price is not an indication of and is not based upon the actual value of the Company. The offering price bears no relationship to our book value, assets or earnings or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of our securities.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” beginning on page 2, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Business section beginning on page 12, the Management’s Discussion and Analysis or Plan of Operation section beginning on page 14, and those discussed elsewhere in this prospectus.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including by the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Trading History

There is currently no public or other market for our Common Stock, and we cannot guarantee that any such market will develop in the foreseeable future. We intend to engage one or more registered broker-dealers to file an application with FINRA on our behalf so as to be able to quote the shares of our Common Stock on the over-the-counter bulletin board (the “OTCBB”) maintained by FINRA. As of the date of this prospectus, we have not identified any such broker-dealers and are not in negotiations with any. There can be no assurance that any such broker-dealer will ever file such an application, or that such an application, if filed, will be accepted.

Our authorized capital stock consists of 200,000,000 shares of Common Stock, with a par value of $0.0001 per share. As of January 11, 2012, there were 1,430,000 shares of our Common Stock issued and outstanding. Our shares are held by two (2) stockholders of record.

Share Purchase Warrants

Prior to this offering, we have not issued and do not have outstanding any warrants to purchase shares of our Common Stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our Common Stock or any rights convertible or exchangeable into shares of our Common Stock.

DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of October 31, 2011. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately following this offering. The following table represents the related Dilution.

Shares Sold	1,000,000
Gross Proceeds less offering Expenses	174,988
Historical Net Tangible Book Value	9,771
Historical Net Tangible Book Value Per Share	0.0068
Increase per share to existing Shareholders	0.0692
Net Tangible Book Value Per Share After the Offering	0.0760
Dilution Per Share to New Shareholders	0.1240
Dilution Percentage to New Shareholders	61.98%

DESCRIPTION OF BUSINESS

We were incorporated in the State of Delaware on July 5, 2011.   We are a development stage company and from our inception to date, we have not generated revenues.

Our fitness business’ mission is to create a L-3 stretching apparatus, to advance stretching prior and after exercise and to provide a product line of L-3 products in order to help our customers’ clients/employees/company experience a positive, healthy, and well-being stretching experience. Our target audience is amateur and professional athletes looking to purchase a product that will extend the amount of time they stretch prior and post exercise. We are committed to delivering quality stretching products and informational telecasts over YouTube. We initially intend to initially focus our sales and marketing efforts on what we believe to be an effective stretching item, the L-3 stretching apparatus.  We have completed the first draft of our web site design,  the L-3 stretching apparatus has been designed, ten (10) prototypes have been produced and are currently being privately tested by our President and some of his personal trainer  colleagues and a pictorial manual has been produced depicting the proper form and different example of  stretching exercises using our product.

We have never declared bankruptcy, have never been in receivership, and we have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has our Company been involved in any mergers, acquisitions or consolidations. Neither we, nor our officers, Directors, promoters or affiliates, have had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We do not currently have sufficient capital to operate our fitness business, and we will require additional funding in the future to sustain our operations. Additionally, if we raise less than $55,000 in this Offering, we will have to seek additional funding in order to fund our initial operations, which include marketing, design and programming of our e-commerce web site, and eventual entrance into fitness accessories. Our outsourcing business does not require additional funding.  There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our fitness business. There is no assurance that we will ever be able to raise financing.

Our mailing address is 538 W. 21st Street, Suite # 80308, Houston, TX 77008-3642. Currently our officers will work out of their home offices until our business increases significantly.  Our telephone number is 1-855-763-2210.  We have reserved www.L3corp1.com  for our future web site.

OUR FITNESS BUSINESS

INDUSTRY BACKGROUND

According to the US Presidents Counsel on Physical Fitness and Sports and the U.S. Department of Health and Human Services the following facts are based on information from publications prepared by agencies and offices of the Department of Health and Human Services: the Centers for Disease Control and Prevention; the National Center for Health Statistics; the Office of the Surgeon General of the United States (Physical Activity and Health, 1996; Call to Action to Prevent and Decrease Overweight and Obesity, 2001), and the Office of Disease Prevention and Health Promotion (Healthy People 2010).

•	Adults 18 and older need 30 minutes of physical activity on five or more days a week to be healthy; children and teens need 60 minutes of activity a day for their health.
•
Significant health benefits can be obtained by including a moderate amount of physical activity (e.g., 30 minutes of brisk walking or raking leaves, 15 minutes of running, 45 minutes of playing volleyball). Additional health benefits can be gained through greater amounts of physical activity.

•	Thirty to sixty minutes of activity broken into smaller segments of 10 or 15 minutes throughout the day has significant health benefits.

•
Moderate daily physical activity can reduce substantially the risk of developing or dying from cardiovascular disease, type 2 diabetes, and certain cancers, such as colon cancer. Daily physical activity helps to lower blood pressure and cholesterol, helps prevent or retard osteoporosis, and helps reduce obesity, symptoms of anxiety and depression, and symptoms of arthritis.

•	Following a sports activity a person should conduct stretching.

In order to distinguish itself from other fitness product providers, we intend to sell a product which is not sport specific. Initially, we will focus on our stretching units.

About Stretching

Stretching is a form of physical exercise in which a specific skeletal muscle (or muscle group) is deliberately elongated often by abduction from the torso, in order to improve the muscle's felt elasticity and reaffirm comfortable muscle tone. The result is a feeling of increased muscle control, flexibility and range of motion. Stretching is also used therapeutically to alleviate cramps.

In its most basic form, stretching is a natural and instinctive activity; it is performed by humans and many animals. It can be accompanied by yawning. Stretching often occurs instinctively after waking from sleep, after long periods of inactivity, or after exiting confined spaces and areas.

Increasing flexibility through stretching is one of the basic tenets of physical fitness. It is common for athletes to stretch before and after exercise in order to reduce injury and increase performance.

Stretching can be dangerous when performed incorrectly. There are many techniques for stretching in general, but depending on which muscle group is being stretched, some techniques may be ineffective or detrimental, even to the point of causing permanent damage to the tendons, ligaments and muscle fiber.

The L-3 stretching apparatus was specifically designed, by our President, to encourage proper stretching within the gym environment and home exercise room.  By providing an apparatus specifically designed for stretching, that will be located between the weight lifting environment in the public gym or home, it is anticipated that  people will stretch and stretch properly using this apparatus.

The Product

We will focus on selling the “L-3” stretching apparatus to be used by our gym enthusiasts  pre and post to their exercise activities.  We are focusing specifically on the L-3 stretching apparatus because we believe that although there are several ways for gym users to stretch while they are in the gym, there is rarely available a dedicated stretching apparatus, especially one which upon installation  takes very little physical space, an important aspect of installing additional equipment in a functioning gym.  If we are successful in establishing ourselves as a supplier of stretching apparatus, we will consider expanding to other health related items.

We will initially offer only one type of stretching apparatus that is a multifunctional square with wood finish on the outside and a metal apparatus in the inside – providing  for extra strength.  The L-3 stretching apparatus will be 6 feet in height and will have a width of 5 inches on each side of the square.

Principle Markets and Marketing Strategy

Our marketing strategy will be to focus on health clubs and professional gyms.

The L-3 stretching apparatus prototype has been tested by our President, a highly regarded personal trainer and some of his colleagues. Initially we plan to start a grass-roots marketing campaign by teaching personal trainers about the product and the benefits of using it.   We intend to hold one on one discussion with trainers and at one point ask the trainers to offer the product to the managers of these gyms. We intend to manufacture tens of units of L-3s, printed with our logo and phone number.  In addition, after we create our YouTube presentation of the product we plan to create an e-commerce website that will allow for customers to purchase our product online, with different finishes and different colors and to pay for their orders via credit card, and also to track their shipments.

Eventually, we hope that our web site will include a large list of health-related products.

In the future, we intend to employ search engine optimization policy to promote our site ranking, and to be able to attract customers. Eventually we plan to use a variety of social media tools such as Twitter, LinkedIn and Facebook to increase coverage and minimize workloads.

Our marketing messages will include a variety of themes that are important to our business. These message themes include:

▪	Focus on the health benefits of stretching.

▪	Report that according to the US Presidents Counsel on Physical Fitness and Sports Adults 18 and older need 30 minutes of physical activity on five or more days a week to be healthy.

▪	Remind customers of the importance of using the right equipment while stretching.

Our directors will be responsible for selling our products. Our President is a well-known personal trainer and his personal knowledge with many of the owners of gym facilities will be used to carry out our marketing plan and the testing of additional products.

Competition

Our competition consists mainly of other e-commerce sites as well as traditional health and fitness stores where stretching and sports accessories are sold. The following are some of the larger retailers on the internet whom also sell directly to our potential customers (health spas and gyms):

www.gymsource.com – Americas #1 fitness equipment source since 1937
www.warehousefitness.com – a factory direct source for exercise equipment at wholesale prices
www.americanfitness.net – provide customized solutions for commercial fitness centers

Employees

We presently have no employees. All functions, including development, strategy, negotiations and clerical functions are currently being provided by our executive officers on a volunteer basis.  We will not hire or employ any employees until we have sufficient funding for them. Initially all work will be done by our Directors and officers. We might offer freelance sales people a commission incentive on any product of ours they sell.  We have not set out a commission structure, and do not plan to do so until we locate a person or company that is interested in marketing our products.

DESCRIPTION OF PROPERTY

Our mailing address is 538 W. 21st Street, Suite # 80308, Houston, TX 77008-3642. Our telephone number is 1-855-763-2210.  We have reserved a web address: www.L3corp1.com, but we do not currently have an operating web site.  Currently our officers work from their homes. We have not paid any rent since incorporation. When and if our operations expand sufficiently to justify the expense of having our own space, we will look for an appropriate facility.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

We are a development stage company that has commenced organizational activities but has no revenues from our business operations.  Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we are in a position to market our services to prospective customers. Accordingly, we must raise cash in order to implement our marketing plan.

In our management’s opinion, there is a market for reasonably-priced fitness product to assist healthy individuals warm up and stretch pre and post exercise.

We believe that we will need to raise gross proceeds of $80,000 in order to allow us to fully implement our business plan and remain in business for twelve months. If we are unable to raise additional financing to implement our complete marketing plan as detailed below, we intend to limit our marketing activities to no-cost and low-cost social media tools and sites such as LinkedIn, Twitter, and Facebook, and to market our services as well as by means of free networking and promotional tools such as e-mail lists, Internet groups, and blog posts. We hope to create, at minimal cost, a web presence that will draw attention to our business plan. If we raise sufficient funds to finance and implement our marketing plan, we expect to begin to generate revenues in the second quarter of 2012. If we are unable to finance our marketing plan, we may have to curtail our activities. If we raise the necessary funds, but are unable to generate revenues within twelve months of the effectiveness of this Registration Statement for any reason, or if we are unable to make a reasonable profit within twelve months of the effectiveness of this Registration Statement, we may have to suspend or cease operations. At the present time, we have not made any arrangements to raise additional cash. We may seek to obtain additional funds through a second public offering, private placement of securities, or loans.  If we do, shareholders participating in this round of financing could find their percentage ownership diluted.  Other than as described in this paragraph, we have no other financing plans at this time.

Results of Operations

For the period ended October 31, 2011, we had no revenues. The period ended October 31, 2011 is measured from inception, which was July 5, 2011.

Expenses were $29 in the period ended October 31, 2011.

For the period ended October 31, 2011 (from inception), we incurred a net loss of $29.

Liquidity and Capital Resources

We estimate that we will require approximately $55,000 for the next 12 months of operations, including the costs of finalizing our website. We do not have sufficient resources to effectuate our current business plan. As of December 13, 2011, we had $14,271 available in cash. Depending upon how much we raise in this Offering, we expect to incur a minimum of $55,000 in expenses during the next 12 months of operations, including the following expenses:

Amount raised after Offering Costs	$55,000	$95,000	$175,000
Non offering Legal and Accounting	$25,000	$25,000	$25,000
Travel	$10,000	$25,000	$25,000
Finalize Web Site Design/Development	$2,500	$5,000	$5,000
Production of Infomercial	$2,500	$12,500	$12,500
E-Commerce software	$2,500	$2,500	$2,500
Production of L-3 stretching apparatus for sale	$1,000	$5,000	$20,000
Graphic Design	$2,500	$3,000	$3,000

Advertising/marketing	$2,500	$10,000	$25,000
Computer/Fax/ General and Administrative	$6,500	$7,000	$20,000
Additional (new) Product Design			37,000

Total Estimated Expenses	$55,000	$95,000	$175,000

Additionally, $10,000 will be needed for general working capital.

Accordingly, we will have to raise the funds to pay for these expenses. We hope to obtain funding by raising money in this Offering. If we do not succeed in raising sufficient funds through the Offering, we may have to borrow money from our officers, or issue additional debt or equity securities. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Our officers and Directors have not committed to lending us money. Unless we are able to make arrangements to raise additional funds, our inability to raise funds will have a severe negative impact on our ability to remain a viable company.

Activities Completed to Date

•	Conducted market research regarding the available machinery for stretching in commercial gyms and home gyms.
•	Designed L-3 stretching apparatus
•	Built 10 prototypes
•	Created preliminary design of web site
•	Drafted pictorial manual showing proper stretching exercises and examples using the L-3 stretching apparatus
•	Prepared initial infomercial script
•	Held discussions and demonstrations with professionals in the personal training and fitness industry
•	Held discussions with third party providers regarding the production, filming and editing of the infomercial.
•	Currently testing our product with personal trainers

Plan of Operation

Our initial marketing strategy is focused on creating awareness of our product.  We have prepared pictorial manuals of several stretching positions using the L-3 stretching apparatus.  We have completed the draft of our web site and have manufactured ten prototypes of our product.  In addition, we have prepared a draft script for our infomercial and are currently holding discussions with personnel that can assist in the planning, filming, and editing the infomercial. We intend to launch our infomercial on YouTube when it is complete.    Our  infomercial explaining the benefits of the L-3 stretching apparatus. Once completed, our President will begin discussing the sale of the L3 with his counterparts at health spas and gyms.  Our manuals are currently being provided to personal trainers and we  anticipate that personal trainers will present these to their individual clients and discuss the importance of stretching with them.  In this   fashion we will get the name of our product out and this will assist in the grass roots marketing campaign.

The more senior personal trainers will be asked to discuss with their facilities’ managers the new L3 product and we will offer special discounts on any future products purchased by the personal trainer’s clientele, based on if they assisted in selling products to their gyms. No discounts have of yet been discussed.

In addition, we foresee conducting a YouTube campaign to try and interest health related distributors and individuals in purchasing the L3 stretching apparatus. We plan to ship the L-3 to the gyms via a normal shipping agent, DHL or regular mail.

We hope to attend the IDEA Personal Trainer Institute in February 2012 where we can meet trainers from all over the United States and interest them in the L-3 stretching apparatus.

We do not plan on carrying inventory rather will order / store our products from suppliers in the US, EU, or China after the clients order the products from us. This method of operations is known as a “just-in-time” inventory technique. When properly implemented, “just-in-time” inventory techniques ensure that orders are processed without the need for inventory storage or a warehousing, and that orders match supply requests one-to-one. In order to implement “just-in-time” inventory, we must immediately purchase items ordered from one of our suppliers and drop-ship to our client as soon as a purchase is made on our website and payment is confirmed.

In the next 12 months of operations, we plan on targeting personal trainers, distributors of gym equipment and the managers of health spas and gyms.

Since inception we have completed the initial design for our web site, drafted a preliminary script for our infomercial and have designed and produced ten  prototypes of the L-3 stretching apparatus.  Our officers and personal trainer colleagues have tested the L-3 stretching apparatus and have found it effective and useful.  During 2012, we will strive to reach the following milestones:

▪	First Quarter 2012:
	•	Attend the Idea Personal Trainer Institute conference in February.
	•	Negotiate with manufacturers to produce the L3 and fully cost out the product.
	•	Finalize package design, web design and marketing materials.
	•	Continue distributing our pictorial stretching manual Finalize negotiations with infomercial producer Begin grass roots marketing campaign by educating gym instructors on the L3 stretch apparatus

▪	Second Quarter 2012:
	•	Distribute marketing materials to health spas and gyms
	•	Continue grass roots marketing campaign by educating gym instructors on the L-3 stretching apparatus.
	•	complete infomercial Locate 3rd party distributors for our products to assist in sales into commercial gyms and spas

▪	3rd Quarter 2012:
	•	Promote web site on various social media tools
	•	Have an internet marketing plan prepared
	•	Launch on YouTube.com
	•	Sign up distributors and begin sales to gyms / spas / and clientele of personal trainers.

▪	4th Quarter 2012:
	•	Complete e commerce web site Commence online sales to retail customers and

In 2012, we expect our sales to be minimal. Our sales price to our customers will be based on order quantity with the minimum order quantity of 3 pieces for commercial operations and 1 for home use.

Each L-3 stretching apparatus costs to us no more than $30 FOB US, EU or China. We will contract with a shipping company in order to deliver the stretching apparatus to the customers’ doors. We anticipate shipping costs will be less than $50 per L-3 stretching apparatus. We have not yet contracted with a shipping company and/or with a manufacturing facility.

Additional Equity Raises

On September 15, 2011 the Company issued 1,230,000 shares of common stock to a Director of the Company, for a $12,300 subscription receivable. Payment was received in September 1, 2011.

On September 15, 2011 the Company issued 200,000 shares of common stock to a Director of the Company, for a $2000 subscription receivable. Payment was received in August 31, 2011

We still do not have sufficient resources to effectuate our business plan. As of December 14, 2011, we had approximately $14,271 in cash. As noted above, we expect to incur a minimum of $55,000 in expenses during the next twelve months of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any Director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company in any such proceedings

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below is certain information relating to our current Directors and officers including their name, age, and business experience.

Name and Business Address	Age	Position
Mr. Noam Katzav	30	President, CEO, Treasurer and Director
Mr. David Zohar	26	Secretary and Director

Mr.  Noam Katzav is a seasoned personal trainer and has been instructing clients  at Israel’s leading health spas and gyms since 2005. He received a Bachelors of Science degree from the Wingate Institute in Physical Education, Israel’s premier physical education institution.  In addition he holds a spinning instructors diploma. From  2005- 2010, Mr. Katzav was the fitness coach for a professional soccer team. In addition to such activities, our President has developed techniques which improve stability training for adults, children and extreme sports participants.

Mr. Zohar is an administrator with a specific focus on assisting troubled youths.  He has been employed as an administrator at Project Youth from 2010 to present and held a similar position at Derech Hey from 2008-2010.  His responsibilities included overseeing, planning, and scheduling, daily tasks assisting social workers and others counseling and assisting troubled youths in getting back on track.  In addition, in 2011, he completed coursework at the office of the Tamat for administration management.

There are no familial relationship among our Directors and officers. None of our Directors or officers is a Director in any other reporting companies. None of our Directors or officers has been affiliated with any company that has filed for bankruptcy within the last ten years. The Company is not aware of any proceedings to which any of the Company’s officers or Directors, or any associate of any such officer or Director, is a party adverse to the Company or any of the Company’s subsidiaries, or has a material interest adverse to the Company or to any of its subsidiaries.

Each Director of the Company serves for a term of one year or until his successor is elected at the Company’s annual shareholders’ meeting and is qualified, subject to removal by the Company’s shareholders. Each officer serves, at the pleasure of the board of Directors, for a term of one year and until the successor is elected at the annual meeting of the board of Directors and is qualified.

It is expected that our Directors will devote between three and five hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required until the website is operating. At that time, each of them will devote approximately 5-10 hours per week to our operations.

While Messrs. Katzav and Zohar are officers of the Company, they are provided no salary and work for us on a part-time basis, and are not employees of the Company.

Auditors; Code of Ethics; Financial Expert

Our principal registered independent accountant is Weinberg & Baer, LLC.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Directors, who are also our officers. Thus, there is a potential conflict of interest in that our Directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. Our Directors and officers have orally committed to us that in making management decisions, they will act in accordance with the State law requirements of a duty of loyalty and a duty of care, as a reasonably prudent businessman would act, until such time as we are able to recruit independent Directors. We are not aware of any other conflicts of interest with any of our executive officers or Directors.

EXECUTIVE COMPENSATION

On September 15, 2011 the Company issued 1,230,000  shares of common stock to a Director of the Company, for a $12,300 subscription receivable. Payment was received in September 1, 2011

On September 15, 2011 the Company issued 200,000 shares of common stock to a Director of the Company, for a $2000 subscription receivable. Payment was received in August 31, 2011

We have no employment agreements with any of our Directors or executive officers.

During the period ended September 31, 2011 (from inception), no stock options or stock appreciation rights were granted to any of our Directors or executive officers, none of our Directors or executive officers exercised any stock options or stock appreciation rights, and none of them held unexercised stock options as of October 31, 2011. We have no long-term incentive plans.

The following table sets forth information concerning the compensation paid or earned since our incorporation for services rendered to our Company in all capacities by our principal executive officer and any officer with total compensation over $100,000 per year.

SUMMARY COMPENSATION TABLE
Non-
						Equity	Nonqualified
Name						Incentive	Deferred
and				Stock	Option	Plan	Compensation	All other
principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Noam Katzav (1)	2011	0	0	0	0	0	0	0	0
David Zohar (2)	2011	0	0	0	0	0	0	0	0

(1)	Noam Katzav has been our President, Chief Executive Officer, Treasurer and Director since July 31, 2011.
(2)	David Zohar has been our Secretary since July 31, 2011 and Director since September 6, 2011.

Outstanding Equity Awards

As of October 31, 2011, none of our Directors or executive officers held unexercised options, stock that had not vested, or equity incentive plan awards.

Compensation of Directors

No compensation was paid to our Directors since incorporation.

The following table sets forth information concerning the compensation paid or earned during the fiscal year ended December 31, 2011 to our Directors.

DIRECTOR COMPENSATION
	Fees			Non-Equity	Non-Qualified
	Earned			Incentive	Deferred	All
	or Paid	Stock	Option	Plan	Compensation	Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(j)
Noam Katzav	0	0	0	0	0	0	0
David Zohar	0	0	0	0	0	0	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of January 11, 2012, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and Director of our Company; and (iii) all officers and Directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 1,430,000 shares of our common stock issued and outstanding as of January 11, 2012. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o L3 Corp., 538 W. 21st Street Suite # 80308 Houston, TX 77008-3642

		Amount and Nature
Name of Beneficial		of Beneficial	Percent of
Owner	Title Of Class	Ownership	Class
Noam Katzav (1)	Common	1,230,000	86
David Zohar(2)	Common	200,000	14
Directors and Officers as a Group (2 persons)	Common	1,430,000	100.0

(1) Our President, Chief Executive Officer, Treasurer and Director
(2) Our Secretary and Director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 15, 2011 the Company issued 1,230,000 shares of common stock to a Director of the Company, for a $1,230 subscription receivable. Payment was received in September 1, 2011

On September 15, 2011 the Company issued 200,000 shares of common stock to a Director of the Company, for a $2000 subscription receivable. Payment was received in August 31, 2011

The shares that were issued to each of Mr. Katzav and Mr. Zohar were issued in a transaction that was exempt from the registration requirements of the Securities Act pursuant to Section 4.2 of the Securities Act.

EXPENSES OF DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount
Accounting fees and expenses	$9,000.00
SEC registration fee	$11.61
Legal fees and other expenses	$16,000.00
Total	$25.011.61

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 1,000,000 common shares.

The offering by us is a best efforts offering by our Directors that will not utilize broker-dealers. The shares being offered by us are being offered through our Directors pursuant to an exemption as a broker/dealer under Rule 3a 4-1 of the Securities Exchange Act of 1934. We are offering the shares from time to time on a continuous basis, for up to 90 days from the date that this Registration Statement becomes effective, but we may terminate the offering at any time. We may not extend the offering. There is no minimum number of shares that we must sell.

There is no current market for our shares

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. We intend to have our common stock quoted on the OTC Bulletin Board. However, there is no assurance that we will be successful in finding a market maker who will be successful at having our shares quoted. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved. There is no assurance that a market maker will file an application for quotation of our stock, or that, if filed, such an application will be accepted. Even if an application by a market maker for our common stock to be quoted on the OTC Bulletin Board is filed and accepted, a market for our common stock may not develop or be sustained.

The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority (FINRA). The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of January 11, 2012, there were 1,430,000 shares of common stock issued and outstanding, which were held by two (2) stockholders of record.

Transfer Agent

We have not yet appointed a transfer agent.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities. There is no assurance that a market maker will file an application for quotation of our stock, or that, if filed, such an application will be accepted. Even if an application by a market maker for our common stock to be quoted on the OTC Bulletin Board is filed and accepted, a market for our common stock may not develop or be sustained.

Description of Securities

The following description of our capital stock is a summary.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, par value $0.0001, of which 1,430,000 shares are issued and outstanding as of January 11, 2012. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of Directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. Provisions of Delaware law, such as its business combination statute, may have the effect of delaying, deferring or preventing a change in control of our company, even if such transactions would have significant benefits to our stockholders. As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our Common Stock. We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which restricts certain business combinations with interested stockholders. The combination of these provisions effectively inhibits a non-negotiated merger or other business combination.

Preferred Stock

We are not currently authorized to issue any shares of preferred stock.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our Directors.

LEGAL MATTERS

Jonathan D. Strum has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Weinberg & Baer LLC, an independent registered public accountant, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer or employee.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide to the fullest extent permitted by law, our Directors or officers, former Directors and officers, and persons who act at our request as a Director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to Directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, NE Washington DC 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

L3 CORP.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
OCTOBER 31, 2011

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of L3 Corp.:

We have audited the accompanying balance sheets of L3 Corp. (a Delaware corporation in the development stage) as of October 31, 2011 and the related statements of operations, stockholders’ equity, and cash flows for the period from inception (July 5, 2011) through October 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of L3 Corp. as of October 31, 2011 and the results of its operations and its cash flows from inception (July 5, 2011)  through October 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of October 31, 2011, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC
Baltimore, Maryland
December 8, 2011

L3 CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF OCTOBER 31, 2011

As of
October 31,
2011

ASSETS
Current Assets:
Cash or cash equivalents	$14,271
Deferred offering costs	4,500
Total current assets	18,771

Total Assets	$18,771

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$4,500
Total Current Liabilities	4,500

Commitments and Contingencies	-

Stockholders' Equity:
Common stock, par value $0.0001 per share, 200,000,000 shares authorized; 1,430,000 shares issued and outstanding	143
Additional paid-in capital	14,157
(Deficit) accumulated during development stage	(29)

Total stockholders' equity	14,271

Total Liabilities and Stockholders' Equity	$18,771

The accompanying notes to financial statements are
an integral part of these statements.

L3 CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
CUMULATIVE FROM INCEPTION (JULY 5, 2011)
THROUGH OCTOBER 31, 2011

	July 5, 2011	Cumulative
	Through	From
	October 31, 2011	Inception

Revenues	$-	$-

Expenses:
General and administrative -
Other	29	29

Total general and administrative expenses	29	29
	-	-
(Loss) from Operations	(29)	(29)

Provision for income taxes	-	-

Net (Loss)	$(29)	$(29)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	745,042

The accompanying notes to financial statements are
an integral part of these statements.

L3 CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (JULY 5, 2011)
THROUGH OCTOBER 31, 2011

				(Deficit)
				Accumulated
			Additional	During the
	Common stock		Paid-in	Development
Description	Shares	Amount	Capital	Stage	Totals

Balance - at inception	-	$-	$-	$-	$-

Common stock issued for cash ($0.01/share)	1,430,000	143	14,157	-	14,300

Net (loss) for the period	-	-	-	(29)	(29)

Balance -October 31, 2011	1,430,000	143	14,157	(29)	14,271

The accompanying notes to financial statements are
an integral part of these statements.

L3 CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
CUMULATIVE FROM INCEPTION (JULY 5, 2011)
THROUGH OCTOBER 31, 2011

	July 5, 2011	Cumulative
	Through	From
	October 31, 2011	Inception

Operating Activities:
Net (loss)	$(29)	$(29)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Deferred offering costs	(4,500)	(4,500)
Accounts payable and accrued liabilities	4,500	4,500

Net Cash Used in Operating Activities	(29)	(29)

Investing Activities:
Cash provided by investing activities	-	-

Net Cash Provided by Investing Activities	-	-

Financing Activities:
Proceeds from common stock	14,300	14,300

Net Cash Provided by Financing Activities	14,300	14,300

Net (Decrease) Increase in Cash	14,271	14,271

Cash - Beginning of Period	-	-

Cash - End of Period	$14,271	$14,271

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes to financial statements are an integral part of these statements.

L3 CORP. (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

Basis of Presentation and Organization

L3 Corp. (the “Company”) is in the development stage, and has limited operations. The Company was incorporated under the laws of the State of Delaware on July 5, 2011. The business plan of the Company is to create a marketing and promotion platform for a stretching and fitness apparatus. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended October 31, 2011.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of October 31, 2011 the carrying value of accounts payable-trade and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Lease Obligations

All non cancellable leases with an initial term greater than one year are categorized as either capital leases or operating leases. Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of October 31, 2011 and cumulative expenses from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

2. Development Stage Activities and Going Concern

The Company is currently in the development stage, and has limited operations. The business plan of the Company is to create a marketing and promotion platform for a stretch and fitness apparatus.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenues to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of October 31, 2011 the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

3. Common Stock

On September 15, 2011, the Company issued 1,430,000 shares of common stock to the directors of the Company at a price of $0.01 per share, or $14,300.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 1,000,000 shares of newly issued common stock at an offering price of $0.20 per share for proceeds of up to $200,000. As of October 31, 2011, the Company accrued $4,500 of audit deferred offering costs related to this capital formation activity.

4. Income Taxes

The provision (benefit) for income taxes for the period ended October 31, 2011 was as follows (assuming a 15% effective tax rate):

Current Tax Provision:
Federal-
Taxable income	$-

Total current tax provision	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$4
Change in valuation allowance	(4)

Total deferred tax provision	$-

The Company had deferred income tax assets as of October 31, 2011 as follows:

Loss carryforwards	$4
Less - Valuation allowance	(4)

Total net deferred tax assets	$-

The Company provided a valuation allowance equal to the deferred income tax assets for period ended October 31, 2011 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of October 31, 2011, the Company had approximately $29 in tax loss carryforwards that can be utilized future periods to reduce taxable income, and expire by the year 2031.

The Company did not identify any material uncertain tax positions on tax returns.  The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS, generally for three years after they are filed.

5.   Related Party Loans and Transactions

On September 15, 2011, the Company issued 1,430,000 shares of common stock to the director and the secretary of the Company at a price of $0.01 per share, or $14,300.

The Company's director provides rent-free office space to the Company.

6. Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04, "Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards ("IFRSs")." Under ASU 2011-04, the guidance amends certain accounting and disclosure requirements related to fair value measurements to ensure that fair value has the same meaning in U.S. GAAP and in IFRS and that their respective fair value measurement and disclosure requirements are the same. ASU 2011-04 is effective for public entities during interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The Company does not believe that the adoption of ASU 2011-04 will have a material impact on the Company's results of operation and financial condition.

In June 2011, the FASB issued ASU No. 2011-05, "Comprehensive Income (ASC Topic 220): Presentation of Comprehensive Income," ("ASU 2011-05") which amends current comprehensive income guidance. This accounting update eliminates the option to present the components of other comprehensive income as part of the statement of shareholders' equity. Instead, comprehensive income must be reported in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. ASU 2011-05 will be effective for public companies during the interim and annual periods beginning after Dec. 15, 2011 with early adoption permitted. The Company does not believe that the adoption of ASU 2011-05 will have a material impact on the Company's results of operation and financial condition.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries.  None of the updates are expected to a have a material impact on the Company's financial position, results of operations or cash flows.

7.Subsequent Events

Subsequent events have been evaluated through December 8, 2011, which is the date these financial statements were available to be issued.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and Directors are indemnified as provided by the Delaware General Corporate Law and our bylaws.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify Directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a Director, officer, employee or agent of our company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise. Article V of our bylaws and Article VI of our certificate of incorporation provide that we shall indemnify our Directors and officers, our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law and that we shall pay the expenses incurred in defending any proceeding in advance of its final disposition. However, the payment of expenses incurred by a Director or officer in advance of the final disposition of the proceeding will be made only upon the receipt of an undertaking by the Director or officer to repay all amounts advanced if it should be ultimately determined that the Director or officer is not entitled to be indemnified.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a Director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the Director derived an improper personal benefit. Our certificate of incorporation provides for such limitation of liability.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our Directors, officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and Directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company.

Securities and Exchange Commission registration fee	$23.22
Legal fees and miscellaneous expenses (1)	$16,000
Accounting fees and expenses (1)	$9,000
Total (1)	$25,023.22

(1) Estimated.

RECENT SALES OF UNREGISTERED SECURITIES

On September 15, 2011 the Company issued 1,230,000 shares of common stock to a Director of the Company, for a $12,300 subscription receivable. Payment was received in September 1, 2011

On September 15, 2011 the Company issued 200,000 shares of common stock to a Director of the Company, for a $2000 subscription receivable. Payment was received in August 31, 2011

The shares that were issued to each of Mr. Katzav and Mr. Zohar were issued in a transaction that was exempt from the registration requirements of the Securities Act pursuant to Section 4.2 of the Securities Act.

EXHIBITS

The following exhibits are filed as part of this Registration Statement:

Exhibit Description
*3.1	Certificate of Incorporation of Registrant
*3.2	By-Laws of Registrant
*5.1	Opinion of Jonathan D. Strum regarding the legality of the securities being registered
23.1	Consent of Weinberg and Baer, P.C.
*23.2	Consent of Jonathan D. Strum (included in Exhibit 5.1)

*previously filed.

UNDERTAKINGS

Undertakings

(A) The undersigned Registrant hereby undertakes to:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amended S-1 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Rananna, on January 11, 2012.

By: /s/ Noam Katzav
Name: Noam Katzav
Title: President, Chief Executive Officer,
Treasurer and Director (Principal
Executive Officer, Principal Financial
and Accounting Officer)

By: /s/ David Zohar
Name: David Zohar
Title: Secretary and Director